As filed with the Securities and Exchange Commission on June 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5
San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Employee Stock Purchase Plan

(Full title of the Plan)

R.L. Smith McKeithen, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5, San Jose, California 95134
(Name and Address of Agent for Service)
(408) 943-1234
(Telephone number, including area code, of agent for service)

Copies to:
Gregory J. Conklin, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street, 31st Floor
San Francisco, California 94104
(415) 393-8200

CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed Maximum	Proposed Maximum	Amount of
to be Registered (1)	Amount to be Registered (2)	Offering Price per Share (3)	Aggregate Offering Price (3)	Registration Fee (3)
Common Stock, par value $0.01 per share	9,000,000 shares	$13.98	$125,820,000	$15,941.40

(1)	Includes, with respect to each share of Common Stock, Rights granted pursuant to the Registrant’s Amended and Restated Rights Agreement, dated as of February 1, 2000, between the Registrant and Mellon Investor Services, LLC, as Rights Agent. Until a triggering event thereunder, the Rights trade with, and cannot be separated from, the Common Stock.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(3)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low sales price of the Registrant’s Common Stock on June 14, 2004, as reported on the New York Stock Exchange.

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     This Registration Statement on Form S-8 is filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 9,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant under the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “Plan”). On September 30, 1991, June 4, 1992, May 31, 1994, August 29, 1997 and December 6, 2002, the Registrant filed with the Securities and Exchange Commission registration statements on Form S-8 (Registration No. 33-43025, No. 33-48371, No. 33-53913, No. 333-34599 and No. 333-101693, respectively) (the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of the Registrant and its affiliates under the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Registration Statements on Form S-8 (File Nos. 33-43025, 33-48371, 33-53913, 333-34599 and 333-101693) filed on September 30, 1991, June 4, 1992, May 31, 1994, August 29, 1997 and December 6, 2002, respectively;

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, including all material incorporated by reference therein;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2004;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 22, 2004 and May 12, 2004;

(e)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 29, 1990; and

(f)	The description of the Registrant’s Preferred Share Purchase Rights set forth in Exhibit 4.02 to the Registrant’s Annual Report on Form 10-K405 filed with the Commission on March 27, 2000.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 9 or Item 12 of any current report on Form 8-K.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Exhibit
Number	Exhibit
5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.
23.1	Independent Auditors’ Consent.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants.
23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).
99.1	Amended and Restated Employee Stock Purchase Plan

EXPLANATORY NOTE REGARDING FINANCIAL STATEMENTS
INCORPORATED BY REFERENCE INTO THIS
REGISTRATION STATEMENT

     On March 22, 2002, the Registrant announced that it had appointed KPMG LLP to replace Arthur Andersen LLP (“Andersen”) as the Registrant’s independent auditors. The Registrant’s consolidated balance sheet as of December 29, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year ended December 29, 2001, incorporated by reference in this Registration Statement have been audited by Andersen, as stated in its report dated March 11, 2002, which is incorporated by reference herein. After reasonable efforts, the Registrant has been unable to obtain Andersen’s consent to the incorporation by reference into this registration statement of its report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the “1933 Act”), permits the Registrant to file this registration statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Andersen under Section 11 of the 1933 Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omission of a material fact required to be stated therein. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen’s provision of auditing and other services to the Registrant) may be limited as a practical matter due to the fact that Andersen is no longer a going concern.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 21st day of June, 2004.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Michael J. Fister
Michael J. Fister
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Fister Michael J. Fister	President and Chief Executive Officer (Principal Executive Officer)	June 21, 2004
/s/ William Porter William Porter	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2004
/s/ H. Raymond Bingham H. Raymond Bingham	Chairman of the Board of Directors	June 21, 2004
Susan L. Bostrom	Director
/s/ Donald L. Lucas Donald L. Lucas	Director	June 21, 2004
/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	June 21, 2004
/s/ George M. Scalise George M. Scalise	Director	June 21, 2004
/s/ Dr. John B. Shoven Dr. John B. Shoven	Director	June 21, 2004
/s/ Roger S. Siboni Roger S. Siboni	Director	June 21, 2004
/s/ Lip-Bu Tan Lip-Bu Tan	Director	June 21, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit
5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.
23.1	Independent Auditors’ Consent.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants.
23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).
99.1	Amended and Restated Employee Stock Purchase Plan